UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2020

ZoomInfo Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39310 (Commission File Number)	84-3721253 (IRS Employer Identification No.)
805 Broadway Street, Suite 900, Vancouver, Washington 98660
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 914-1220

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐ Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐ Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	ZI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
On June 17, 2020, ZoomInfo LLC, an indirect subsidiary of ZoomInfo Technologies Inc. (the “Company”), used approximately $101.2 million to prepay $100 million aggregate principal amount of the first lien term loans outstanding under the first lien credit agreement, dated as of February 1, 2019, among ZoomInfo LLC, as borrower, and the other parties thereto (the “First Lien Credit Agreement”), including accrued interest thereon (collectively, the “Debt Prepayment”). The Debt Prepayment was funded with a portion of the net proceeds received from the initial public offering of the Company’s Class A common stock, par value $0.01 per share. Following the Debt Prepayment, as of June 17, 2020, $756.4 million aggregate principal amount of term loans were outstanding under the First Lien Credit Agreement.
The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

ZoomInfo Technologies Inc.
Date: June 17, 2020
By:     /s/ Anthony Stark
Name:    Anthony Stark
Title:    General Counsel and Corporate
Secretary